Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP		MATTHEW W. ABBOTT	DANIEL J. KRAMER
		EDWARD T. ACKERMAN	BRIAN KRAUSE
1285 AVENUE OF THE AMERICAS	UNIT 5201, FORTUNE FINANCIAL CENETER	JACOB A. ADLERSTEIN	CAITH KUSHNER
NEW YORK, NEW YORK 10019-6064	5 DONGSANHUAN ZHONGLU	JUSTIN ANDERSON	DAVID K. LAKHDHIR
	CHAOYANG DISTRICT, BEIJING 100020, CHINA	ALLAN J. ARFFA	GREGORY F. LAUFER
TELEPHONE (212) 373-3000	TELEPHONE (86-10) 5820-6300	JONATHAN H. ASHTOR	BRIAN C. LAVIN
		ROBERT A. ATKINS	XIAOYU GREG LIU
LLOYD K. GARRISON (1946-1991)	SUITES 3601 – 3606 & 3610	SCOTT A. BARSHAY	RANDY LUSKEY*+
RANDOLPH E. PAUL (1946-1956)	36/F, GLOUCESTER TOWER	PAUL M. BASTA	LORETTA E. LYNCH
SIMON H. RIFKIND (1950-1995)	THE LANDMARK	J. STEVEN BAUGHMAN	JEFFREY D. MARELL
LOUIS S. WEISS (1927-1950)	15 QUEEN’S ROAD, CENTRAL	LYNN B. BAYARD	MARCO V. MASOTTI
JOHN F. WHARTON (1927-1977)	HONG KONG	CRAIG A. BENSON	DAVID .W. MAYO
	TELEPHONE (852) 2846-0300	JOSEPH J. BIAL	ELIZABETH R. MCCOLM
		BRUCE BIRENBOIM	JEAN M. MCLOUGHLIN
	ALDER CASTLE	H. CHRISTOPHER BOEHNING	ALVARO MEMBRILLERA
	10 NOBLE STREET	BRIAN BOLIN	MARK F. MENDELSOHN
WRITER’S DIRECT DIAL NUMBER	LONDON EC2V 7JU, UNITED KINGDOM	ANGELO BONVINO	CLAUDINE MEREDITH-GOUJON
		ROBERT A. BRITTON	WILLIAM B. MICHAEL
(212) 373-3124	TELEPHONE (44 20) 7367 1600	DAVID W. BROWN	JUDIE NG SHORTELL*
		WALTER BROWN*+	CATHERINE NYARADY
WRITER’S DIRECT FACSIMILE	FUKOKU SEIMEI BUILDING	SUSANNA M. BUERGEL	JANE B. O’BRIEN
(212) 492-0124	2-2 UCHISAIWAICHO 2-CHOME	JESSICA S. CAREY	BRAD R. OKUN
	CHIYODA-KU, TOKYO 100-0011, JAPAN	DAVID CARMONA	LINDSAY B. PARKS
WRITER’S DIRECT E-MAIL ADDRESS	TELEPHONE (81-3) 3597-8101	GEOFFREY R. CHEPIGA	ANDREW M. PARLEN
dhuntington@paulwesiss.com		ELLEN N. CHING	DANIELLE C. PENHALL
	TORONTO-DOMINION CENTRE	WILLIAM A. CLAREMAN	CHARLES J. PESANT
	77 KING STREET WEST, SUITE 3100	LEWIS R. CLAYTON	JESSICA E. PHILLIPS
	P.O. BOX 226	YAHONNES CLEARY	AUSTIN POLLET*+
	TORONTO, ONTARIO M5K 1J3	JAY COHEN	VALERIE E. RADWANER
	TELEPHONE (416) 504-0520	KELLEY A. CORNISH	JEFFREY J. RECHER
		CHRISTOPHER J. CUMMINGS	CARL L. REISNER
	2001 K STREET, NW	THOMAS V. DE LA BASTIDE III	LORIN L. REISNER
	WASHINGTON, DC 20006-1047	MEREDITH DEARBORN*+	JEANNIE S. RHEE*
	TELEPHONE (202) 223-7300	ARIEL J. DECKELBAUM	WALTER G. RICCIARDI
		KAREN L. DUNN	RICHARD A. ROSEN
	500 DELAWARE AVENUE, SUITE 200	ALICE BELISLE EATON	ANDREW N. ROSENBERG
	POST OFFICE BOX 32	ANDREW J. EHRLICH	JUSTIN ROSENBERG
	WILMINGTON, DE 19899-0032	GREGORY A. EZRING	JACQUELINE P RUBIN
	TELEPHONE (302) 655-4410	ROSS A. FIELDSTON	CHARLES F. “RICK” RULE*
		ANDREW C. FINCH	RAPHAEL M. RUSSO
		BRAD J. FINKELSTEIN	ELIZABETH M. SACKSTEDER
		BRIAN P. FINNEGAN	JEFFREY D. SAFERSTEIN
		ROBERTO FINZI	JEFFREY B. SAMUELS
		PETER E. FISCH	KENNETH M. SCHNEIDER
		HARRIS FISCHMAN	ROBERT B. SCHUMER
		ANDREW J. FOLEY	JOHN M. SCOTT
		VICTORIA S. FORRESTER	BRIAN SCRIVANI
		HARRIS B. FREIDUS	KYLE T. SEIFRIED
		CHRISTOPHER D. FREY	KANNON K. SHANMUGAM
		MANUEL S. FREY	CULLEN L. SINCLAIR
		ANDREW L. GAINES	AUDRA J. SOLOWAY
		KENNETH A. GALLO	SCOTT M. SONTAG
		MICHAEL E. GERTZMAN	SARAH STASNY
		ADAM M. GIVERTZ	TARUN M. STEWART
		SALVATORE GOGLIORMELLA	ERIC ALAN STONE
		NEIL GOLDMAN	AIDAN SYNNOTT
		MATTHEW B. GOLDSTEIN	BRETTE TANNENBAUM
		ROBERTO J. GONZALEZ*	RICHARD C. TARLOWE
		CATHERINE L. GOODALL	DAVID TARR
		CHARLES H. GOOGE, JR.	MONICA K. THURMOND
		ANDREW G. GORDON	DANIEL J. TOAL
		BRIAN S. GRIEVE	LAURA C. TURANO
		UDI GROFMAN	CONARD VAN LOGGERENBERG
		NICHOLAS GROOMBRIDGE	KRISHNA VEERARAGHAVAN
		BRUCE A. GUTENPLAN	JEREMY M. VEIT
		MELINDA HAAG*	LIZA M. VELAZQUEZ
		ALAN S. HALPERIN	MICHAEL VOGEL
		CLAUDIA HAMMERMAN	RAMY J. WAHBEH
		BRIAN S. HERMANN	JOHN WEBER
		JOSHUA HILL	LAWRENCE G. WEE
		MICHELE HIRSHMAN	THEODORE V. WELLS, JR.
		JARRETT R. HOFFMAN	LINDSEY L. WIERSMA
		ROBERT E.HOLO	STEVEN J. WILLIAMS
		DAVID S. HUNTINGTON	LAWRENCE I. WITDORCHIC
		AMRAN HUSSEIN	AUSTIN WITT
		LORETTA A. IPPOLITO	MARK B. WLAZLO
		WILLIAM A. ISAACSON*	ADAM WOLLSTEIN
		JAREN JANGHORBANI	JULIA TARVER MASON WOOD
		BRIAN M. JANSON	JENNIFER H. WU
		JEH C. JOHNSON	BETTY YAP*
		BRAD S. KARP	JORDAN E. YARETT
		PATRICK N. KENNEDY	KAYE N. YOSHINO
		JOHN C.KENNEDY	TONG YU
		BRIAN KIM	TRACEY A. ZACCONE
		KYLE J. KIMPLER	TAURIE M. ZEITZER
		ALEXIA D. KORBERG	T. ROBERT ZOCHOWSKI, JR.
ALAN W. KORNBERG

* NOT ADMITTED TO THE NEWYORK BAR
+ ADMITTED ONLY TO THE CALIFORNIA BAR

September 3, 2021

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

Re:NRX Pharmaceuticals, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to (i) the possible sale by certain stockholders of the

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Company identified in the Registration Statement (the “Selling Securityholders”) of an aggregate of up to 2,935,818 shares (the “Selling Securityholder Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) the issuance by the Company of up to 2,863,637 shares of Common Stock that are issuable upon the exercise of preferred investment options and placement agent preferred investment options to purchase shares of Common Stock (the “Option Shares”, and together with the Selling Securityholder Shares, the “Shares”), in each case in the manner specified in the Registration Statement.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;
2.	the Securities Purchase Agreement, dated as of August 19, 2021;
3.	the Preferred Investment Options; and
4.	the Registration Rights Agreement, dated as of August 19, 2021.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Shares have been duly authorized by all necessary corporate action on the part of the Company, (ii) the Selling Securityholder Shares have been validly issued and are fully paid and non-assessable, and (iii) the Option Shares, when issued upon exercise of, and upon payment and delivery in accordance with the Preferred Investment Options, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP